Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.1.1

We consent to the incorporation by reference of our reports dated February 1, 2023, relating to (i) the consolidated financial statements and financial statement schedule of Dow Inc. and subsidiaries (the “Company”), and (ii) the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10‑K, filed jointly by Dow Inc. and The Dow Chemical Company, for the year ended December 31, 2022, in the following Registration Statements of Dow Inc.:

Form S-3:

Nos.	333-230668
333-232862
333-265556

Form S-8:

Nos.	333-220352-01
333-230680
333-230681
333-255472
333-255473

/s/ DELOITTE & TOUCHE LLP
Midland, Michigan
February 1, 2023

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